Exhibit 2.1

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

     Reference is made to the Stock Purchase Agreement dated as of August 30, 2001, (as amended by Amendment No. 1 to Stock Purchase Agreement dated December 21, 2001, the “Stock Purchase Agreement”), between Maytag Corporation, a Delaware corporation (“Seller”), and The Middleby Corporation, a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein have the meanings set forth in the Stock Purchase Agreement.

     WHEREAS, Seller and Buyer desire to amend the Stock Purchase Agreement and desire that, except as set forth herein, the Stock Purchase Agreement shall remain in full force and effect.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to amend the Stock Purchase Agreement as follows:

     1. The reference to March 31, 2003 in the first clause of Section 11.1(b) is amended and deemed to refer to December 23, 2002.

     This Amendment No. 2 may be executed in counterparts, all of which shall be considered one and the same agreement.

* * * * *

IN WITNESS WHEREOF, this Amendment No. 2 has been executed and delivered by or on behalf of the parties as of this 23rd day of December, 2002.

MAYTAG CORPORATION By: /s/ Roger K. Scholten ——————————————— Name: Roger K. Scholten —————————————— Title: Senior VP, General Counsel ——————————————

THE MIDDLEBY CORPORATION By: /s/ David B. Baker ——————————————— Name: David B. Baker —————————————— Title: VP, Chief Financial Officer ——————————————

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